CHEVIOT SAVINGS BANK

                      DIRECTORS DEFERRED COMPENSATION PLAN

                            Effective March 31, 2003
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                              TABLE OF CONTENTS

Article I - Definitions......................................................1

Article II - Plan Participants...............................................2
   Section 2.1 - Members of Board on Effective Date..........................2
   Section 2.2 - Members of Board After Effective Date.......................2
   Section 2.3 - Duration of Participation...................................2

Article III - Accounts.......................................................3
   Section 3.1 - Account for Each Participant................................3
   Section 3.2 - Initial Credit to Account...................................3
   Section 3.3 - Subsequent Annual Credits to Account........................3
   Section 3.4 - Assumed Investments of Account..............................3
   Section 3.5 - Assumed Investment in Company Shares........................4
   Section 3.6 - Deduction of Payments or Forfeitures from Account and
                 Cancellation of Account.....................................4
   Section 3.7 - Balance of Account..........................................5

Article IV - Distribution of Plan Benefit....................................5
   Section 4.1 - General Rules as to Payment of Benefit......................5
   Section 4.2 - Effect of Change in Control on Payment of Benefit...........6
   Section 4.3 - Effect of Death of Participant on Payment of Benefit........6
   Section 4.4 - Payment in Company Shares...................................6
   Section 4.5 - Forfeit of Benefit If Participant Violates Standards of
                 Conduct ....................................................6
   Section 4.6 - Tax Withholding.............................................7
   Section 4.7 - Date "As Of" Which Payment is Made..........................7
   Section 4.8 - Facility of Payment.........................................7
   Section 4.9 - Addresses Required To Be Kept Current.......................7

Article V - Administration Of Plan...........................................8
   Section 5.1 - Designation of Administrator................................8
   Section 5.2 - Administrative Expenses.....................................8
   Section 5.3 - Powers of Administrator.....................................8
   Section 5.4 - Indemnification of Administrator............................8
   Section 5.5 - Claims Procedures...........................................8

Article VI - Amendment and Termination......................................10

Article VII - Funding Obligation............................................10

Article VIII - Miscellaneous................................................10
   Section 8.1 - Actions of Company.........................................10
   Section 8.2 - No Assignment of Benefits Permitted........................10
   Section 8.3 - Reemployment or Continued Employment.......................11
   Section 8.4 - Applicable Law.............................................11
   Section 8.5 - Separability of Provisions.................................11

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   Section 8.6 - Headings...................................................11
   Section 8.7 - Counterparts...............................................11
   Section 8.8 - No Right To Board Membership...............................11
   Section 8.9 - Merger or Consolidation of Company.........................11
   Section 8.10 - Plan Binding on Successors................................12
   Section 8.11 - Notices...................................................12
   Section 8.12 - Definition of Change in Control...........................12

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                             CHEVIOT SAVINGS BANK
                     DIRECTORS DEFERRED COMPENSATION PLAN


      Effective March 31, 2003, Cheviot Savings Bank hereby adopts this Cheviot Savings Bank Directors Deferred Compensation Plan for members of its Board in order to provide retirement pay for the Board's members. The terms of the Plan are as set forth herein.

                                  ARTICLE I

                                 DEFINITIONS

      For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

      1.1 "Account" shall mean, with respect to any Participant, the bookkeeping account established for the Participant under the terms of the Plan.

      1.2 "Administrator" shall mean the person who is designated as the Administrator of the Plan under the provisions of Section 5.1 below.

      1.3 "Beneficiary" shall mean, with respect to any Participant, the person(s), trust(s), or entity(ies) designated by the Participant, on any writing approved or prepared by the Administrator, to receive any benefit payable under the Plan to the Participant's Beneficiary after the Participant's death. If more than one person, trust, and/or entity is designated as the Participant's Beneficiary, such writing shall also indicate the share of any benefit payable under the Plan to the Participant's Beneficiary that is to be paid to each such person, trust, and/or entity. If a Participant fails to designate a Beneficiary in any such writing, or if for any reason such designation is not effective, his or her "Beneficiary" shall be his or her estate.

      1.4 "Board" shall mean the Board of Directors of the Company.

      1.5 "Change in Control" shall have the meaning described for such term in
Section 8.12 below.

      1.6 "Company" shall mean the Cheviot Savings Bank, or any legal successor thereto.

      1.7 "Company Shares" shall mean: (i) if all or substantially all of the common shares of the Company are owned by another corporation (for purposes of this Section 1.6, the "parent corporation"), common shares of the parent corporation; or (ii) if no parent corporation exists, common shares of the Company, if and when any such shares are outstanding.

      1.8 "Effective Date" shall mean March 31, 2003 and refers to the effective date of the Plan.


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      1.9 "Participant" shall mean any person who is a participant under the provisions of Article II below.

      1.10 "Participation Date" shall mean, with respect to any Participant, the date as of which the Participant becomes a Participant in the Plan under the provisions of Article II below.

      1.11 "Plan" shall mean the plan set forth in this document, which plan is named the Cheviot Savings Bank Directors Deferred Compensation Plan.

      1.12 "Plan Year" shall mean a twelve month period that ends each March 31. (Such twelve month period is, as of the Effective Date, the fiscal year of the Company for federal income tax purposes.)

      1.13 "Service" shall mean, with respect to any person, the aggregate total period after the Effective Date during which the person is a member of the Board. If the person has post-Effective Date periods of Board membership interrupted by a period during which he or she is not a Board member, then such separate periods of Board membership shall be aggregated in determining the person's Service. In performing such aggregation, the aggregation of two or more less-than-one month periods of Board membership shall be made on the basis that 30 days constitute one month of Service.

                                  ARTICLE II

                              PLAN PARTICIPANTS

      Section 2.1 Members of Board on Effective Date. Each person who is a member of the Board on the Effective Date shall become a participant in the Plan on the Effective Date and such date shall be his Participation Date under the Plan.

      Section 2.2 Members of Board After Effective Date. Each person who is not a member of the Board on the Effective Date but later becomes a member of the Board shall become a participant in the Plan only if he or she completes ten years of Service and is a member of the Board on the last day of a Plan Year that ends after the date on which he or she completes such ten years of Service. A person who meets such requirements shall become a participant in the Plan on the last day of the first Plan Year that ends after the date on which he or she completes ten years of Service and the last day of such Plan Year shall be his or her Participation Date under the Plan.

      Section 2.3 Duration of Participation. A person who becomes a participant under either Section 2.1 above or Section 2.2 above shall be referred to as a "Participant" under this Plan from his or her Participation Date until the entire balance of his or her Account under the Plan has been paid or forfeited under the subsequent terms of the Plan.


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                                   ARTICLE III

                                    ACCOUNTS

      Section 3.1 Account for Each Participant. A separate bookkeeping account, referred to as the "Account" in this Plan, shall be established for each Participant. A Participant's Account shall be credited and charged with amounts to the extent and in accordance with the following sections of this Article III.

      Section 3.2 Initial Credit to Account. Subject to the other provisions of this Plan, there shall initially be credited to the Account of each Participant, on the Participant's Participation Date, an amount equal to the amount that, if credited to the Participant's Account on his or her Participation Date and if further credited thereafter with interest at the rate of 7% per annum, compounded annually, would result in a sum of $80,000 credited to the Account as of the last day of the Plan Year in which falls the Participant's 70th birthday. The amount so determined for each Participant whose Participation Date is the Effective Date is set forth in the table below.

Participant                        Amount
-----------                        ------
Ed Kleemeier                      $74,766
Gerhard Hillmann                  $65,304
Jack Smith                        $35,321
James Williamson                  $35,521
Robert Thomas                     $40,667
Thomas Linneman                   $19,321

      Section 3.3 Subsequent Annual Credits to Account. Subject to the other provisions of this Plan, in addition to the initial credit under Section 3.2 above, there shall be credited to the Account of each Participant, on the last day of each Plan Year both (i) which begins after the Participant's Participation Date and (ii) on which the Participant is a member of the Board, an amount equal to 7% of the uninvested balance of the Participant's Account as of the first day of such Plan Year. For purposes of this Section 3.3, the "uninvested balance of the Participant's Account" as of the first day of any Plan Year means the amount that would constitute the balance of the Participant's Account under the Plan as of the first day of such Plan Year if the amounts credited to such Account pursuant to Section 3.2 above and this
Section 3.3 prior to the first day of such Plan Year were never assumed to be invested under rules adopted pursuant to the provisions of Section 3.4 below.

      Section 3.4 Assumed Investments of Account. The Company may, in its sole discretion, issue rules (which rules, if and when made, are hereby incorporated into this Plan) by which a Participant may direct that the amounts credited to his or her Account under Sections 3.2 and 3.3 above are to be assumed to be invested among certain investment options chosen for this purpose by the Company (of which one may, in the discretion of the Company, be an assumed


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investment in Company Shares). If the Company issues such rules, then, subject to the other provisions of this Plan and such rules, all amounts credited to a Participant's Account under Sections 3.2 and 3.3 above may be assumed to be invested, among the investment options that are permitted by the Company as assumed investments for purposes of this Plan, in the manner that is designated by the Participant on a form provided by and filed with the Administrator. Until the Company issues such rules, however, the amounts credited to any Participant's Account shall not be assumed to be invested at all under the Plan.

      Section 3.5 Assumed Investment in Company Shares. To the extent that a Participant's Account is assumed to be invested in Company Shares pursuant to Company rules issued under the provisions of Section 3.4 above, the following provisions of this Section 3.5 shall apply.

            (a) Whenever any cash dividends are paid with respect to Company Shares, an additional amount shall be credited to the Participant's Account as of the dividend payment date. The additional amount to be credited to the Account shall be determined by multiplying the per share cash dividend paid with respect to the Company Shares on the dividend payment date by the number of assumed Company Shares credited to the Account on the day preceding the dividend payment date. Such additional amount credited to the Account shall be assumed to be invested in additional Company Shares on the day on which such dividends are paid.

            (b) If there is any change in Company Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to be purchased for the Participant's Account shall be appropriately adjusted.

            (c) Whenever Company Shares are to be valued for purposes of the Plan as of any date (such as a date on which payment of any part of a Participant's Plan benefit is to be made by the Company), the value of each Company Share shall be determined by the Administrator in good faith and on the basis of evidence that it determines reasonably indicates the fair market value of such share as of such date. The Administrator's determination, when made in good faith and on such basis, shall be final and conclusive on all parties.

      Section 3.6 Deduction of Payments or Forfeitures from Account and Cancellation of Account. Any single sum payment, annual installment payment, or forfeiture of any part of the balance of a Participant's Account under the other provisions of this Plan shall be charged, as of the date such payment or forfeiture is deemed to be made under the other provisions of this Plan, to such Account (or, in other words, deducted from the then balance of such Account). Except as is otherwise provided under administrative policies adopted by the Administrator, any such payment or forfeiture shall be charged on a pro rata basis among all of the types of assumed investments then applicable to such Account (if any). Further, the Account of a Participant shall be cancelled, and the balance of such Account shall be reduced to zero, on the date as of which the entire balance of the Account at such time is deemed to be paid to the Participant (or his Beneficiary under this Plan) and/or forfeited under the other provisions of the Plan.


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      Section 3.7 Balance of Account. For purposes of this Plan, the Account of a Participant shall be credited or charged periodically (under procedures adopted by the Administrator) to reflect (i) all amounts credited to the Account under the provisions of Sections 3.2 and 3.3 above since the latest preceding date on which the Account was credited or charged, (ii) all income, gains, expenses, and losses that apply under the Account's assumed investments since the latest date on which the Account was credited or charged, and (iii) any payments or forfeitures since the latest preceding date on which the Account was credited or charged. At any time, the balance of the Account shall be deemed to be the net sum of the credits and charges made to the Account to such time.

                                  ARTICLE IV

                         DISTRIBUTION OF PLAN BENEFIT

      Section 4.1 General Rules as to Payment of Benefit. Except as is otherwise provided in the subsequent provisions of this Article IV, a Participant shall receive a benefit under the Plan based on the amounts credited to the Participant's Account. The following provisions of this Section 4.1 describe the form in which a Participant's benefit under the Plan will be paid and the date as of which the benefit will begin to be paid or be paid in its entirety.

            (a) Except as is provided in paragraph (b) of this Section 4.1, the Participant's benefit under the Plan shall be paid in the form of ten annual installment payments. The first such annual installment payment shall be made as of the Participant's commencement date (as defined in paragraph (c) of this Section 4.1), and each subsequent annual installment payment shall be made as of an annual anniversary of such commencement date. The amount of any such annual installment payment shall be equal to the quotient produced by dividing (i) the balance of the Participant's Account as of the date of the subject installment payment by (ii) the number of installment payments still to be made of the Participant's Plan benefit (including the subject installment payment). Each installment payment shall be made in cash except to the extent otherwise provided under the provisions of Section 4.4 below.

            (b) The Participant may, no later than one year before his or her commencement date (as defined in paragraph (c) of this Section 4.1), elect in a written notice he or she provides to the Administrator that his or her Plan benefit should be paid in the form of a single sum payment (in lieu of having such benefit paid in the form of ten annual installments). Any such election shall be irrevocable. If such election is made by the Participant, then, notwithstanding the provisions of paragraph (a) of this Section 4.1 but still subject to the subsequent provisions of this Article IV, the Participant's Plan benefit shall be paid in the form of a single sum payment that is made as of the Participant's commencement date. The amount of such single sum payment shall be equal to the balance of the Participant's Account as of the Participant's commencement date. The payment shall be made in cash except to the extent otherwise provided under the provisions of Section 4.4 below.


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            (c) For all purposes of this Section 4.1, the Participant's
"commencement date" shall be the later of:

                  (1) the Participant's 65th birthday; or

                  (2) the earlier of (i) the date on which the Participant ceases to be a member of the Board or (ii) the Participant's 70th birthday.

      Section 4.2 Effect of Change in Control on Payment of Benefit. Notwithstanding the foregoing provisions of this Article IV but still subject to the subsequent provisions of this Article IV, if a Change in Control occurs after a Plan benefit begins to be paid to a Participant in the form of ten annual installment payments pursuant to the foregoing provisions of this Article IV or before any part of a Plan benefit has been paid to him or her at all, then any such installment payments shall cease (if they had begun) and, instead of any other Plan benefit payment described in the foregoing provisions of this
Article IV, a single sum payment shall be made to the Participant as of the date of the Change in Control. The amount of such single sum payment shall be equal to the balance of the Participant's Account as of the date of the Change in Control. The payment shall be made in cash except to the extent otherwise provided under the provisions of Section 4.4 below.

      Section 4.3 Effect of Death of Participant on Payment of Benefit. Notwithstanding the foregoing provisions of this Article IV but still subject to the subsequent provisions of this Article IV, if a Participant dies after a Plan benefit begins to be paid to him or her in the form of ten annual installment payments pursuant to the foregoing provisions of this Article IV or before any part of a Plan benefit has been paid to him or her at all, then any such installment payments shall cease (if they had begun) and, instead of any other Plan benefit payment described in the foregoing provisions of this Article IV, a single sum payment shall be made to the Participant's Beneficiary as of the date of the Participant's death. The amount of such single sum payment shall be equal to the balance of the Participant's Account as of the date of the Participant's death. The payment shall be made in cash except to the extent otherwise provided under the provisions of Section 4.4 below.

      Section 4.4 Payment in Company Shares. Notwithstanding any of the foregoing provisions of this Article IV, a Participant may request in a writing to the Administrator before any installment or single sum payment of his or her benefit under the Plan is made that the payment be made in any number of Company Shares he or she designates in the writing up to (but not in excess of) the number of Company Shares in which the balance of the Participant's Account is assumed to be invested as of the date of the payment. In the event of such request, the Administrator shall, to the extent administratively possible under applicable law (including any applicable federal or state securities laws) without imposing material additional costs on the Company, comply with such request (except that cash shall still be payable in lieu of any fractional share).

      Section 4.5 Forfeit of Benefit If Participant Violates Standards of Conduct. Notwithstanding any other provision of this Plan (including the forgoing provisions of this


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Article IV and the provisions of Article III above) to the contrary, a
Participant shall forfeit the then entire balance of his or her Account and any right to the future payment of a Plan benefit (or, if a Plan benefit has begun to be paid to the Participant in the form of ten annual installment payments, any right to any annual installments that have not yet been paid) if and when he or she (i) acts in a personally dishonest manner when performing any of his or her duties for the Company, (ii) engages in willful misconduct in the performance of such duties, (iii) breaches his or her duties for the Company in order to try to obtain a personal profit, (iv) intentionally fails or refuses to perform the duties and responsibilities of his or her position as a Board member, or (v) willfully violates any law, rule, or regulation (even when not associated with his or her duties for the Company but not including traffic violations or other minor offenses).

      Section 4.6 Tax Withholding. Notwithstanding any other provision of the Plan to the contrary, the Company shall have, with respect to any Participant, the right (without notice to the Participant or his or her Beneficiary) to withhold from any amount of benefit otherwise payable to the Participant (or his or her Beneficiary) pursuant to this Plan an amount that the Company determines is sufficient to satisfy all federal, state, and local tax withholding requirements that may apply to such benefit payment.

      Section 4.7 Date "As Of" Which Payment Is Made. The other provisions of this Article IV provide that any payment that is made under the Plan shall occur "as of" a specific date. However, while for Plan purposes such payment shall be treated as if it is paid as of such date, the actual payment may be made within a reasonable period after such date to the extent required administratively (in order to determine the amount of the payment, ascertain the recipient of the payment and his or her address, etc.), notwithstanding any other provision of this Article IV.

      Section 4.8 Facility of Payment. Notwithstanding any other provision of this Plan, any amount payable under the Plan to any person who is under a legal disability or who, in the judgment of the Administrator, is unable to properly manage the person's financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Administrator may select, and any such payment shall be deemed to be a payment for such person's account and a complete discharge of all liability of the Company with respect to the amount so paid.

      Section 4.9 Addresses Required To Be Kept Current. Each Participant or Beneficiary shall keep the Administrator informed of his or her current address. The Administrator and the Company shall not be obligated to search for the whereabouts of any person whose address has not been kept current when a Plan payment is due to be made to such person, and such payment is not required to be made until such person has provided a current address to the Administrator (and when thereafter paid shall not be increased by any interest or other amount to reflect the delay in payment caused by such person's failure to keep the Administrator apprised of his or her current address).


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                                  ARTICLE V

                            ADMINISTRATION OF PLAN

      Section 5.1 Designation of Administrator. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Administrator. The Administrator under the Plan shall be the Company officer or employee or other individual who (i) is not a member of the Board,
(ii) is designated by the Board as the party to serve as the administrator of the Plan, and (iii) agrees to serve in such capacity. However, if at any time no such person serves as the Administrator, then the Administrator shall be the Company's Vice President of Compliance, provided that he or she is not a member of the Board. If at any time no person serves as the Administrator pursuant to either of the two immediately preceding sentences, then the President of the Company shall serve as the Administrator, regardless of whether or not he or she is a member of the Board.

      Section 5.2 Administrative Expenses. The expenses of administering the Plan shall be paid by the Company. However, unless otherwise agreed between the Company and the Administrator, the Administrator shall not receive compensation for his or her services as such, and, except as required by law, no bond or other security need be required of him or her in such capacity in any jurisdiction.

      Section 5.3 Powers of Administrator. Subject to the limitations of the Plan, the Administrator may, from time to time, establish rules for the administration of the Plan and the transaction of its business, prepare all forms and explanatory material necessary to carry out the Plan, construe and interpret all provisions of the Plan, decide all questions arising under the Plan (including those relating to eligibility and the amount, form, and time of benefit payments under the Plan), and otherwise carry out the purposes of the Plan. The Administrator may appoint or employ such agents, counsel (including counsel of the Company), auditors (including auditors of the Company), clerical help, and actuaries as in the Administrator's judgment may seem reasonable or necessary for the proper administration of the Plan. The Administrator may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Administrator as to the interpretation of the provisions of the Plan or any disputed question shall, if made in good faith and not contrary to any of the provisions of this Plan, be conclusive upon all interested parties.

      Section 5.4 Indemnification of Administrator. The Company shall indemnify the Administrator for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from such person's own bad faith or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which such person may be entitled as a matter of law.

      Section 5.5 Claims Procedures. If a Participant, a Participant's Beneficiary, or any other person claiming through a Participant or a Beneficiary has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of Plan benefit paid, or as to any other matter


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involving the Plan, the person may file a claim for the benefit or relief believed by the person to be due. Such claim must be provided by written notice to the Administrator.

            (a) The Administrator shall decide any claims made pursuant to this
Section 5.5.

            (b) If a claim is denied, in whole or in part, notice of the denial in writing shall be furnished by the Administrator to the claimant within 90 days after receipt of the claim by the Administrator; except that if special circumstances require an extension of time for processing the claim, the period in which the Administrator is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (and the Administrator shall provide the claimant within the initial 90-day period a written notice indicating the reasons for the extension and the date by which the Administrator expects to render the final decision).

            (c) The final notice of denial shall be written in a manner designed to be understood by the claimant and set forth: (i) the specific reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim. If no written notice is provided the claimant within the applicable 90-day period or 180-day period, as the case may be, the claimant may assume his or her claim has been denied and go immediately to the appeal process set forth in the following paragraphs of this Section 5.5.

            (d) Any claimant who has a claim denied may appeal the denied claim to the Administrator. Such an appeal must, in order to be considered, be filed by written notice to the Administrator within 60 days of the receipt by the claimant of a written notice of the denial of his or her initial claim. If any appeal is filed in accordance with such rules, the claimant, and any duly authorized representative of the claimant, shall be given the opportunity to review pertinent documents and submit issues and comments in writing. A formal hearing may be allowed in its discretion by the Administrator but is not required.

            (e) Upon any appeal of a denied claim, the Administrator shall provide a full and fair review of the subject claim and decide the appeal within 60 days after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided shall be extended for up to an additional 60 days (and the Administrator shall provide the claimant written notice of the extension prior to the end of the initial 60-day period).

            (f) The decision on appeal shall be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and be furnished to the claimant by the Administrator within the 60-day period or 120-day period, as is applicable, described above.


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            (g) The Administrator may prescribe additional rules which are consistent with the other provisions of this Section 5.5 in order to carry out the Plan's claims procedures.

                                  ARTICLE VI

                           AMENDMENT AND TERMINATION

      The Company may, without the consent of any Participant or Beneficiary, amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which adversely affects the right of a Participant (or his or her Beneficiary) to a benefit under the Plan based on the balance of the Participant's Account as of the date of such amendment or termination.

                                 ARTICLE VII

                              FUNDING OBLIGATION

      The Company shall have no obligation to fund, by the investment in any trust or account or by any other means, its obligations to Participants and their Beneficiaries hereunder. If, however, the Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall in any event remain subject to the claims of the Company's general creditors in the event the Company becomes or is insolvent until they are paid to Participants and their Beneficiaries in accordance with the other provisions of this Plan. For purposes hereof, the Company shall be considered "insolvent" if the Company is unable to pay its debts as they become due or if the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or under Article 3(x)(1) of the Federal Deposit Insurance Act.

                                 ARTICLE VIII

                                MISCELLANEOUS

      Section 8.1 Actions of Company. Any action permitted to be taken by the Company under this Plan, including but not limited to issuing rules concerning assumed investments available under the Plan and amending or terminating the Plan, may be taken either by the Board (pursuant to a written resolution adopted at a meeting of the Board or in a writing signed by all members of the Board) or by any officer of the Company to whom the power to act for the Company with respect to such matter is delegated by the Board (pursuant to a written resolution adopted at a meeting of the Board or in a writing signed by all members of the Board).

      Section 8.2 No Assignment of Benefits Permitted. Except to the extent otherwise required by applicable law, no Participant or Beneficiary shall have any right to alienate,


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commute, anticipate, assign, pledge, encumber, or dispose of the right to receive any payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. Unless otherwise required by applicable law, the Company shall not have any further obligation to make any payments otherwise required of it hereunder in the event of any attempt to assign or transfer any such payment or the right to receive them.

      Section 8.3 Reemployment or Continued Employment. If a Participant ceases to be member of the Board but again becomes a member of the Board before any payment of a Plan benefit is made to him or her, then, notwithstanding any other provision of this Plan, no payment shall be made by reason of or in connection with his or her earlier ceasing to be a Board member and a Plan benefit shall only be determined and payable under the terms of the Plan without regard to the fact that the Participant had earlier ceased to be a member of the Board. On the other hand, if a Participant ceases to be member of the Board but again becomes a member of the Board after any payment of a Plan benefit is made to him or her, or if any payment of a Plan benefit is made to the Participant while he or she is a Board member and he or she continues to be member of the Board after such payment, then, notwithstanding any other provision of this Plan, such payment of his or her Plan benefit shall not be suspended or in any way affected by his or her again becoming or his or her continuing to be a member of the Board but no additional Plan benefit shall be payable at all by reason of or in connection with the later period in which the Participant again serves or continues to serve as a Board member.

      Section 8.4 Applicable Law. The Plan shall be governed by the laws of the State of Ohio and any applicable federal law.

      Section 8.5 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included.

      Section 8.6 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

      Section 8.7 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

      Section 8.8 No Right To Board Membership. This Plan shall not provide any member of the Board with a right to future membership on the Board, and the existence of this Plan and any benefit provided under or in connection with this Plan shall not affect the right of the Company's shareholders to remove any member of the Board.

      Section 8.9 Merger or Consolidation of Company. The Company agrees that, should it merge or consolidate into any other corporation or organization, or in any way be


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

acquired by any other corporation or organization, it shall require and ensure that such other corporation or organization assumes the duties and obligations of the Company under this Plan.

      Section 8.10 Plan Binding on Successors. The Plan and the provisions hereunder shall be binding upon (i) each Participant and his or her Beneficiary, heirs, executor, administrator, and successor and (ii) the Company and its successors.

      Section 8.11 Notices. Any notice required under the Plan shall be made in writing and delivered by personal delivery, mail (certified U.S. mail, postage prepaid), or electronic means, and it shall be deemed to be received only when actually delivered or so mailed. Notices to the Company or the Administrator should be directed to the attention of the Administrator and addressed to the Administrator at the Company's principal office.

      Section 8.12 Definition of Change in Control. A "Change in Control" means, for all purposes of the Plan, the occurrence of any one of the following events:

            (a) A majority of the Board becomes as of any date composed of members who are not Incumbent Directors. For purposes hereof, an "Incumbent Director" means, as of any date, any individual who is a member of the Board as of such date and either (i) who was a member of the Board at the beginning of the 36 consecutive month period ending on such date or (ii) who became a member of the Board subsequent to the beginning of such 36 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the members of the Board who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board members or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;

            (b) Any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (for purposes of this Section 8.12, the "Company Voting Securities"). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from either of the following: (i) the acquisition of any Company Voting Securities by the Company or any subsidiaries of it and/or by any employee benefit plan or related trust sponsored or maintained by the Company or any subsidiaries of it (provided that, if after such acquisition by the Company, any of its subsidiaries, and/or such employee benefit plan or trust, such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur); or (ii) the control of general proxies by the Board or the sale of Company Voting Securities in a second-step conversion of the Company (or, if all or substantially all of the common shares of the Company are owned by another corporation, such other corporation) from a mutual holding company to a full stock company;

            (c) Any person acquires "conclusive control" of the Company within the meaning of 12 CFR Sections 574.4(a) and 574.4(b), that has not been rebutted in accordance with 12 CFR Section 574.4(c); or

            (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

For purposes of this Section 8.12, the term "person" refers to an individual, corporation, partnership, trust association, or other organization, acting alone or "acting in concert" within the meaning of 12 CFR Part 574; except that, when the effect of a Change in Control is being applied to a specific Participant, the term "person" shall not be deemed to refer to the Participant and/or any other person or entity with whom the Participant is "acting in concert" within the meaning of 12 CFR Part 574.

      IN ORDER TO ADOPT THE PLAN, the Company has caused its name to be subscribed to this Plan document on this 1st day of April, 2003.


                                          CHEVIOT SAVINGS BANK


                                          By /s/ Thomas J. Linneman
                                             -------------------------
                                             Thomas J. Linneman, CEO


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